UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2007

CTS CORPORATION

(Exact Name of Company as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Company’s Telephone Number, Including Area Code:                 (574) 523-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of CertainOfficers.

On December 5, 2007, CTS Corporation, an Indiana corporation (the “Company”), entered into severance agreements with a number of CTS executive officers (each an “Executive”).  Each of the following Executives has executed a severance agreement (the “Severance Agreements”) with the Company, which becomes operative only upon a change-in-control of the Company: Vinod M. Khilnani; H. Tyler Buchanan; James L. Cummins; Richard G. Cutter, III; Thomas A. Kroll; Matthew W. Long; and Donald R. Schroeder.

There are two versions of the Severance Agreement.  Each of Mr. Khilnani, Mr. Buchanan, Mr. Cummins, Mr. Cutter, and Mr. Schroeder is a party to the first version of the Severance Agreement.

Under the first version of the Severance Agreement, a “change-in-control” is defined generally as: (1) the acquisition by any person of 25% or more of the Company’s voting stock, subject to certain exceptions; (2) the incumbent board members ceasing to constitute a majority of the board; (3) a reorganization, merger, consolidation, or sale of all or substantially all of the Company’s assets, subject to certain exceptions; or (4) the approval by the Company’s shareholders of a complete liquidation or dissolution of the Company, subject to certain exceptions.

The Executive is entitled to severance compensation if within three years after a change-in-control, he terminates his employment for good reason or his employment is terminated by the Company or its successor for any reason other than cause, disability or death, provided that on each anniversary of a change-in-control, such three-year period is automatically extended for one year unless either party provides notice otherwise.  “Good reason” is defined generally as: (1) the failure to maintain the Executive in his office or position or an equivalent or better office or position; (2) a significant adverse change in the nature of the Executive's duties; (3) a reduction in the Executive's base or incentive pay or an adverse change in any employee benefits; (4) the Executive's good faith determination that as a result of a change in circumstances following the change-in-control, he is unable to carry out or has suffered a substantial reduction in the duties he had prior to the change-in-control; (5) a successor entity's failure to assume all obligations of the Company under the Severance Agreement; (6) the Company or its successor moves the Executive's principal work location by more than 35 miles or requires him to travel at least 20% more; (7) the Company or its successor commits any material breach of the Severance Agreement; or (8) the Company’s stock ceases to be publicly traded or listed on the New York Stock Exchange.  An Executive who separates from service after the commencement of discussions with a third party that ultimately results in a change-in-control may be treated as separating from service following the change-in-control for purposes of the Severance Agreement.

Under the first version of the Severance Agreement, the severance compensation to which the Executive is entitled includes:  (1) a lump sum equal to three times the sum of the greater of the Executive's base salary at the time of the change-in-control or his average base salary over the three years prior to termination plus the greater of his average incentive pay over the three years prior to the change-in-control or his target incentive pay for the year in which the change-in-control occurred; (2) continued availability of medical and dental benefits for 36 months following termination at the Executive’s expense, with the Company reimbursing the Executive for the portion of the premium in excess of the employee share for such coverage (and if such coverage causes the Executive to incur tax because it cannot be provided by a company plan, the Company will reimburse the Executive for such additional tax), provided that the obligation to provide these benefits will be reduced to the extent medical and dental benefits are provided by another employer; (3) a lump sum payment equal to the increase in actuarial value of the benefits under the Company’s qualified and supplemental retirement plans that the Executive would have received had he remained employed for 36 months following his termination date; (4) a lump sum payment equal to 0.90 times three times the Executive’s average matching contribution percentage under the Company’s 401(k) plan for the three prior years times the lesser of the Executive’s salary and incentive pay or the maximum amount of compensation that may be taken into account under the 401(k) plan, to compensate for the amounts that the Company would have contributed to the Executive’s 401(k) plan account had he remained employed for 36 months following his termination; (5) reimbursement of up to $30,000 for outplacement services; (6) reimbursement of legal, tax and estate planning expense related to the Severance Agreement; (7) a lump sum payment equal to the Executive’s target incentive pay for the year in which the termination occurs, prorated based on his number of months of actual service during the year; and (8) accelerated vesting, exercise rights and lapse of restrictions on all equity-based compensation awards.

In addition, if any payments made to the Executive are subject to excise tax under the “golden parachute” rules of Sections 280G and 4999 of the Internal Revenue Code (the “Code”), he will receive an additional payment to put him in the same after-tax position as if no excise tax had been imposed.

The payment scheme is designed to comply with Section 409A of the Code; lump sum payments of severance compensation are generally to be made as soon as practicable but not more than ninety days after the Executive separates from service, provided however, that if the Executive is a “Specified Employee” within the meaning of Section 409A of the Code, then the payment shall be made on the earlier of the first day of the seventh month following the date of the Executive’s separation from service or the Executive’s death.  Payment of severance compensation under the change-in-control Severance Agreement will be reduced to the extent of any corresponding payments under any other agreement.

To the extent that the Executive receives severance benefits under the Severance Agreement, the Executive may not, for a period of one year following his termination date, participate in the management of any business which engages in substantial and direct competition with the Company or its successor.  In addition, for a period of three years after separation from service, the Executive may not solicit any Company employee to leave employment with the Company or any of its subsidiaries, may not hire or engage any person who was employed with the Company or any of its subsidiaries, and may not assist any organization with whom the Executive is associated in taking such actions.  The Executive is generally entitled to be reimbursed by the Company for legal fees incurred to enforce his rights under the Severance Agreement.

The term of the Severance Agreement begins December 5, 2007 and ends December 31, 2011.

Mr. Kroll and Mr. Long are each a party to the second version of the Severance Agreement.  The second version is similar to the first version described above except that certain eligibility periods and severance amounts are different.

Specifically, pursuant to the second version of the Severance Agreement, the Executive will be entitled to severance compensation if within two years after the change-in-control, he terminates his employment for good reason or the Company or its successor terminates him for any reason except cause, disability, or death.  This severance eligibility period does not automatically extend.

Further, under the second version of the Severance Agreement, the severance compensation to which the Executive is entitled includes:  (1) a lump sum equal to one and one half (1.5) times the sum of the greater of the Executive's base salary at the time of the change-in-control or his average base salary over the three years prior to termination plus the greater of his average incentive pay over the three years prior to the change-in-control or his target incentive pay for the year in which the change-in-control occurred; (2) continued availability of medical and dental benefits for 12 months following termination at the Executive’s expense, with the Company reimbursing the Executive for the portion of the premium in excess of the employee share for such coverage, (and if such coverage causes the Executive to incur tax because it cannot be provided by a Company plan, the Company will reimburse the Executive for such additional tax), provided that the obligation to provide these benefits will be reduced to the extent medical and dental benefits are provided by another employer; (3) a lump sum payment equal to the increase in actuarial value of the benefits under the Company’s qualified and supplemental retirement plans that the Executive would have received had he remained employed for 12 months following his termination date; (4) a lump sum payment equal to 0.96 times the Executive’s average matching contribution percentage under the Company’s 401(k) plan for the three prior years times the lesser of the Executive’s salary and incentive pay or the maximum amount of compensation that may be taken into account under the 401(k) plan, to compensate for the amounts that the Company would have contributed to the Executive’s 401(k) plan account had he remained employed for 12 months following his termination; (5) reimbursement of up to $15,000 for outplacement services; (6) a lump sum payment equal to the Executive’s target incentive pay for the year in which the termination occurs, prorated based on his number of months of actual service during the year; and (7) accelerated vesting, exercise rights and lapse of restrictions on all equity-based compensation awards.

In addition, the second version of the Severance Agreement does not provide for an additional payment if any amount or benefit to be paid to the Executive would constitute an excess parachute payment within the meaning of Section 280G of the Code.  Instead, the payments and benefits under the Severance Agreement will be reduced to the minimum extent necessary so that no portion of any payment or benefit will constitute an excess parachute payment, provided however, that the reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision, or any other tax).

The period of non-solicitation of Company employees under this second version is two years from separation of service.

In all other material respects, this second version of the Severance Agreement is consistent with the terms of the above-described first version of the Agreement.

As previously reported on a Form 8-K filed by the Company on September 18, 2007, the Board of Directors approved the form of an individual excess benefit retirement plan to be entered into with certain Company personnel.  On December 5, 2007, in accord with the approved form, the Company adopted individual excess benefit retirement plans for Vinod M. Khilnani, H. Tyler Buchanan, James L. Cummins, Richard G. Cutter, III, Thomas A. Kroll, Matthew W. Long, and Donald R. Schroeder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

                                         /s/   Richard G. Cutter, III
By:           Richard G. Cutter, III
     Vice President, Secretary, and General Counsel

Date:  December 11, 2007